EXHIBIT 99.1

  SIMTEK CORPORATION CONFIRMS REVENUE GUIDANCE AND SCHEDULES FIRST QUARTER 2007
                  FINANCIAL RESULTS CONFERENCE CALL ON APRIL 26

Colorado Springs, CO - April 11, 2007 - Simtek Corporation (NASDAQ: SMTK), the inventor, pioneer, and world's leading supplier of nonvolatile static random access memory (nvSRAM) integrated circuits, announced today that it expects product revenue to be approximately $8 million for the quarter. This represents more than 70% growth compared to the first quarter of 2006, which is in the upper end of previously stated anticipated growth of 60% to 75%. The company has scheduled a teleconference available to all interested parties at 5:00 p.m. ET (2:00 pm PT) on Thursday, April 26, 2007.

What:          Simtek Corporation's First Quarter 2007 Financial Results
               Conference Call

When:          Thursday, April 26 at 5:00 p.m. ET (2:00 p.m. PT)

Web Cast:      To listen to the live Webcast, simply logon via the conference call link: http://www.videonewswire.com/event.asp?id=39024

               Or, visit www.simtek.com in the Investor Info section or http://www.mkr-group.com under Featured Events

Dial In: To access the live conference call, dial 866-250-3615 (toll free) or 303-262-2193 (International) and give the company name, "Simtek." Participants are asked to call the assigned number approximately 10 minutes before the conference call begins.

For those unable to participate in the live conference call, a replay of the conference call will be available (starting two hours after the call) for the following five business days by dialing 800-405-2236 and entering the following pass code: 11088197#.

Also, an instant replay of the conference call will be available over the Internet and can be accessed directly at:
http://www.videonewswire.com/event.asp?id=39024 Or, at www.simtek.com in the Investor Relations area of the site.

About Simtek Corporation

Simtek Corporation designs and markets high-speed, re-programmable, nonvolatile semiconductor memory products, for use in a variety of systems including RAID


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servers, storage arrays, GPS navigational systems, industrial controllers, robotics, copiers, avionics, metering, consumer, UPS, and networking and broadcast equipment. Information on Simtek products can be obtained from its web site: www.simtek.com; email: information@simtek.com. The company is headquartered in Colorado Springs, Colorado.


For further information, please contact:

Simtek Corp.                                    MKR Group, Inc.
Brian Alleman, CFO                              Marie Dagresto or Todd Kehrli
investorrelations@simtek.com                    323-468-2300
                                                smtk@mkr-group.com